NMT Medical Announces Third-Quarter 2010 Financial Results

CLOSURE I Methodology Paper Published in STROKE; Pivotal PFO/Stroke Trial Results to Be Presented at AHA 2010 on November 15

BOSTON, MA -- (Marketwire - November 09, 2010) - NMT Medical, Inc. (NASDAQ: NMTI), an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat structural heart disease through minimally invasive, catheter-based procedures, today announced financial results for the quarter ended September 30, 2010.

Third-Quarter Results

Third-quarter 2010 total revenues were approximately $2.1 million compared with approximately $3.0 million for the quarter ended September 30, 2009.

Cardiac septal repair implant sales in North America for the third quarter of 2010 were approximately $1.5 million compared with approximately $2.3 million in the third quarter of 2009. Implant sales outside of North America were approximately $550,000 in the third quarter of 2010 compared with approximately $700,000 in the corresponding period of 2009.

For the third quarter of 2010, NMT reported a net loss of approximately $3.4 million, or $0.21 per share, compared with a net loss of approximately $2.9 million, or $0.22 per share, for the corresponding period in 2009. The net loss for the third quarter of 2010 includes a non-cash, pre-tax gain of $175,000 related to the change in fair value of the warrants issued in February 2010 as part of the Company's $5.8 million financing. For the third quarter of 2010, NMT reported a loss from operations of approximately $3.5 million compared with a loss of approximately $2.9 million in the same period of 2009.

Management Comments

"Sales of NMT's cardiac septal repair implant technologies continued to underperform our expectations, especially in Europe," said Chairman, President & Chief Executive Officer Richard E. Davis. "In response to our performance, we have refocused our sales strategy in certain countries in Western Europe where we believe there is the most opportunity for growth, such as Germany and the United Kingdom. We anticipate that this will improve implant unit sales, while not increasing our expense structure."

"On November 4, the CLOSURE I methodology paper, which provided a detailed explanation of the trial design, was made available by electronic copy on the STROKE website. The full set of data from the trial is undergoing final analysis and the findings will be presented at the American Heart Association meeting on November 15 by the CLOSURE I Principal Investigator, Anthony Furlan, MD. It is anticipated that results from the trial will be published in a peer-reviewed journal in the next several weeks. The preliminary results of CLOSURE I, despite not meeting the primary endpoint, did confirm several positive attributes of our technology. The data demonstrated that NMT's STARFlex® technology provided a small benefit over current best medical therapy."

"As of September 30, 2010, cash, cash equivalents and marketable securities were approximately $3.4 million. We are continuing to consider all potential financing alternatives and are evaluating our strategic options accordingly in order to provide the liquidity necessary to sustain our operations, including ongoing clinical trials and development programs, beyond the fourth quarter of 2010. We continue to tightly manage all expenses and currently expect fourth-quarter 2010 revenues to be approximately $2.3 million," Mr. Davis concluded.

Conference Call Reminder

Management will conduct a conference call at 9:30 a.m. ET today, November 9, 2010, to review the Company's financial results and provide a business update. Individuals who are interested in listening to the live webcast should log on to the "Investors" section of NMT Medical's website at www.nmtmedical.com. The conference call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. For interested individuals unable to join the live conference call, a replay will be archived for one year via webcast on the Company's website.

About NMT Medical, Inc.

NMT Medical is an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat structural heart disease through minimally invasive, catheter-based procedures. NMT is currently investigating the potential connection between a common heart defect that allows a right-to-left shunt or flow of blood through a defect like a patent foramen ovale (PFO) and brain attacks such as embolic stroke, transient ischemic attacks (TIAs) and migraine headaches. A common right-to-left shunt can allow venous blood, unfiltered and unmanaged by the lungs, to enter the arterial circulation of the brain, possibly triggering a cerebral event or brain attack. More than 34,000 PFOs have been treated globally with NMT's minimally invasive, catheter-based implant technology.

For more information about NMT Medical, please visit www.nmtmedical.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements -- including statements regarding the timing, cost, clinical status, and outcome of the Company's CLOSURE I trial, its ongoing clinical trials and development programs, the Company's revenue expectations for the fourth quarter of 2010, the Company's plans and ability to raise additional financing, the success of its new direct sales strategy, expansion of the Company's cardiovascular business and market opportunities, including stroke, TIA and any other new applications for the Company's technology or products, regulatory approvals for the Company's products in the United States and abroad and the Company's investment in product development -- involve known and unknown risks, uncertainties or other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may cause such a difference include, but are not limited to, the Company's ability to develop and commercialize new products, a potential delay in the regulatory process with the U.S. Food and Drug Administration and foreign regulatory agencies, as well as risk factors discussed under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended June 30, 2010 and subsequent filings with the U.S. Securities and Exchange Commission.

                    NMT Medical, Inc. and Subsidiaries
                  Consolidated Statements of Operations
                                (Unaudited)

                    For The Three Months Ended  For The Nine Months Ended
                           September 30                September 30
                    --------------------------  --------------------------
                        2010          2009          2010          2009
                    ------------ ------------   ------------  ------------

Product sales       $  2,059,314  $  3,002,832  $  7,628,466  $  9,662,446

Costs and expenses:
  Cost of product
   sales               1,122,725     1,195,081     3,739,612     4,021,087
  Research and
   development         1,653,834     2,009,843     5,318,361     6,636,501
  General and
   administrative      1,795,469     1,390,647     5,798,420     5,495,128
  Selling and
   marketing             990,252     1,275,212     3,478,847     4,092,130
                    ------------ ------------   ------------  ------------
     Total cost and
      expenses         5,562,280     5,870,783    18,335,240    20,244,846
                    ------------ ------------   ------------  ------------

                    ------------ ------------   ------------  ------------
     Loss from
      operations      (3,502,966)   (2,867,951)  (10,706,774)  (10,582,400)
                    ------------ ------------   ------------  ------------

Other income:
  Gain on change in
   fair value of
   warrants              175,333             -     1,931,239             -
  Currency
   transaction gain
   (loss)                  2,433        11,231       (72,364)       13,964
  Interest
   (expense) income       (4,281)        6,926          (164)       88,319
                    ------------ ------------   ------------  ------------
     Total other
      income             173,485        18,157     1,858,711       102,283
                    ------------ ------------   ------------  ------------

     Loss before
      income taxes    (3,329,481)   (2,849,794)   (8,848,063)  (10,480,117)

  Income tax
   expense
   (benefit)              41,710         9,571      (128,859)       29,966
                    ------------ ------------   ------------  ------------

Net loss            $ (3,371,191) $ (2,859,365) $ (8,719,204) $(10,510,083)
                    ============  ============  ============  ============

Basic & diluted
 loss per common
 share:             $      (0.21) $      (0.22) $      (0.56) $      (0.80)
                    ============  ============  ============  ============

Basic & diluted
 weighted average
 common shares
 outstanding:         16,020,069    13,221,195    15,597,148    13,175,941
                    ============  ============  ============  ============

                    NMT Medical, Inc. and Subsidiaries
                       Consolidated Balance Sheets
                               (Unaudited)

                                          At September 30, At December 31,
                                                2010             2009
                                          ---------------  ---------------

Assets
Current assets:
   Cash and cash equivalents              $     2,472,679  $     8,926,329
   Marketable securities                          928,172                -
   Accounts receivable, net                     1,129,491        1,683,829
   Inventories                                  1,633,516        1,658,646
   Prepaid expenses and other current
    assets                                      1,081,891        1,029,348
                                          ---------------  ---------------
      Total current assets                      7,245,749       13,298,152

Property and equipment, net                       530,721          694,520
                                          ---------------  ---------------

Total Assets                              $     7,776,470  $    13,992,672
                                          ===============  ===============

Liabilities and Stockholders' (Deficit)
 Equity
Current liabilities:
   Accounts payable                       $     4,076,842  $     5,017,863
   Accrued expenses                             4,666,746        5,840,908
                                          ---------------  ---------------
      Total current liabilities                 8,743,588       10,858,771

Warrant liability                                 410,235                -
Other long-term liabilities                       594,758          554,143
                                          ---------------  ---------------
      Total liabilities                         9,748,581       11,412,914
                                          ---------------  ---------------

Stockholders' (deficit) equity:
   Preferred stock, $.001 par value
        Authorized -- 3,000,000 shares
         Issued and outstanding -- none                 -                -
   Common stock, $.001 par value
        Authorized -- 30,000,000 shares
         Issued and outstanding --
         16,060,069 and 13,268,294
         shares in 2010 and 2009,
         respectively                              16,060           13,268
   Additional paid-in capital                  57,340,133       53,175,464
   Less treasury stock - 40,000 shares at
    cost                                         (119,600)        (119,600)
   Accumulated other comprehensive loss              (126)               -
   Accumulated deficit                        (59,208,578)     (50,489,374)
                                          ---------------  ---------------
      Total stockholders' (deficit)
       equity                                  (1,972,111)       2,579,758
                                          ---------------  ---------------

Total Liabilities and Stockholders'
 (Deficit) Equity                         $     7,776,470  $    13,992,672
                                          ===============  ===============

Contact:
Richard E. Davis
Chief Executive Officer
NMT Medical, Inc.
(617) 737-0930
red@nmtmedical.com